Exhibit 99.1

Regal Entertainment Group Reports Results for

Fiscal First Quarter 2009 and Declares Quarterly Dividend

Knoxville, Tennessee — April 30, 2009 — Regal Entertainment Group (NYSE: RGC), a leading motion picture exhibitor owning and operating the largest theatre circuit in the United States, today announced fiscal first quarter 2009 results and declared a cash dividend of $0.18 per common share.

Total revenues for the first quarter ended April 2, 2009 were $665.6 million compared to total revenues of $626.8 million for the first quarter of 2008.  Net income was $21.3 million in the first quarter of 2009 compared to a net income of $27.5 million in the first quarter of 2008, which included a $1.8 million after-tax loss on debt extinguishment.  Diluted earnings per share was $0.14 for the first quarter of 2009 compared to $0.17 during the first quarter of 2008. Adjusted earnings per diluted share(1) was $0.14 for the first quarter of 2009 compared to $0.18 during the first quarter of 2008.  Adjusted EBITDA(2) was $130.0 million for the first quarter of 2009 and $131.1 million for the first quarter of 2008.  Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

During the first quarter of 2009, Regal adopted FASB Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement). As further described in footnote 3 accompanying this press release, the unaudited consolidated summary balance sheet information as of January 1, 2009 and the unaudited consolidated statement of income information and related reconciliations of non-GAAP financial measures for the quarter ended March 27, 2008 have been retrospectively adjusted to give effect to the new accounting standard.

Regal’s Board of Directors also today declared a cash dividend of $0.18 per Class A and Class B common shares, payable on June 16, 2009, to stockholders of record on June 4, 2009.  The Company intends to pay a regular quarterly dividend for the foreseeable future at the discretion of the Board of Directors depending on available cash, anticipated cash needs, overall financial condition, loan agreement restrictions, future prospects for earnings and cash flows as well as other relevant factors.

“A strong film slate produced record box office results in January and February leading to solid total revenue and Adjusted EBITDA during the first quarter of 2009,” stated Mike Campbell, CEO of Regal Entertainment Group.  “We were pleased with the solid results achieved despite the calendar shift in our fiscal quarter, as the first quarter of 2008 included several days between the Christmas and New Year holidays, whereas the first quarter of 2009 did not,” Campbell continued.  “We look forward to an action-packed summer film slate featuring both proven franchise films and big-budget original content,” Campbell added.

Forward-looking Statements:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s 2008 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2009. All forward-looking statements are expressly qualified in their entirety by such factors.

Conference Call:

Regal Entertainment Group management will conduct a conference call to discuss first quarter 2009 results on April 30, 2009 at 9:30 a.m. (Eastern Time).  Interested parties can listen to the call live on the Internet through the Investor Relations section of the Company’s Web site: www.REGmovies.com, or by dialing 877-407-0778 (Domestic) and 201-689-8565 (International). Please dial in to the call at least five to ten minutes prior to the start of the call or go to the Web site at least 15 minutes prior to the call to download and install any necessary audio software.  When prompted, ask for the Regal Entertainment Group conference call.  A replay of the call will be available beginning approximately two hours following the call.  Those interested in listening to the replay of the conference call should dial 877-660-6853 (Domestic) or 201-612-7415 (International) and enter account #286 and conference call ID #306158.  In addition, this press release and other pertinent statistical and financial information are available in the Investor Relations section of the Company’s Web site: www.REGmovies.com.

About Regal Entertainment Group

Regal Entertainment Group (NYSE: RGC) is the largest motion picture exhibitor in the world. The Company’s theatre circuit, comprising Regal Cinemas, United Artists Theatres and Edwards Theatres, operates 6,773 screens in 549 locations in 39 states and the District of Columbia. Regal operates theatres in all of the top 33 and 44 of the top 50 U.S. designated market areas. We believe that the size, reach and quality of the Company’s theatre circuit not only provide its patrons with a convenient and enjoyable movie-going experience, but is also an exceptional platform to realize economies of scale in theatre operations.

Additional information is available on the Company’s Web site at www.REGmovies.com.

Financial Contacts:	Media Contact:
Don De Laria	Dick Westerling
Regal Entertainment Group	Regal Entertainment Group
Vice President — Investor Relations	Senior Vice President - Marketing
865-925-9685	865-925-9539
don.delaria@REGmovies.com	dick.westerling@REGmovies.com

Regal Entertainment Group

Consolidated Statements of Income Information

For the Fiscal Quarters Ended 4/02/09 and 3/27/08

(in millions, except per share data)

(unaudited)

	Quarter Ended
	Apr. 2, 2009	Mar. 27, 2008 (3)
Revenues
Admissions	$459.5	$432.0
Concessions	179.4	166.1
Other operating revenues	26.7	28.7
Total revenues	665.6	626.8

Operating expenses
Film rental and advertising costs	229.7	215.9
Cost of concessions	24.0	22.7
Rent expense	92.9	83.3
Other operating expenses	185.9	168.6
General and administrative expenses (including share-based compensation expense of $1.6 million and $1.4 million for the quarters ended April 2, 2009 and March 27, 2008, respectively)	15.3	15.0
Depreciation and amortization	49.9	46.3
Net loss on disposal and impairment of operating assets	5.4	2.2
Joint venture employee compensation	—	0.2

Income from operations	62.5	72.6

Interest expense, net	37.2	30.8
Earnings recognized from NCM	(10.6)	(8.4)
Other, net	0.2	0.6
Loss on debt extinguishment	—	3.0
Income before income taxes	35.7	46.6
Provision for income taxes	14.4	19.1
Net income	$21.3	$27.5

Diluted earnings per share	$0.14	$0.17
Adjusted earnings per diluted share(1)	$0.14	$0.18

Weighted average number of diluted shares outstanding	154.1	158.5

Consolidated Summary Balance Sheet Information

(dollars in millions)

(unaudited)

	As of	As of
	Apr. 2, 2009	Jan. 1, 2009 (3)
Cash and cash equivalents	$187.0	$170.2
Total assets	2,563.0	2,595.8
Total debt	1,999.6	2,004.9
Total stockholders’ deficit	(246.5)	(235.5)

Operating Data

(unaudited)

	Quarter Ended
	Apr. 2, 2009	Mar. 27, 2008

Theatres at period end	549	525
Screens at period end	6,773	6,385
Average screens per theatre	12.3	12.2
Attendance (in thousands)	58,169	56,881
Average ticket price	$7.90	$7.59
Average concessions per patron	$3.08	$2.92

Reconciliation of EBITDA to Net Cash Provided by Operating Activities

(dollars in millions)

(unaudited)

	Quarter Ended
	Apr. 2, 2009	Mar. 27, 2008(3)

EBITDA	$122.8	$123.7
Interest expense, net	(37.2)	(30.8)
Provision for income taxes	(14.4)	(19.1)
Deferred income taxes	(1.6)	0.7
Loss on debt extinguishment	—	3.0
Changes in operating assets and liabilities	4.4	(15.0)
Other items, net	14.4	8.7
Net cash provided by operating activities	$88.4	$71.2

Reconciliation of EBITDA to Adjusted EBITDA

(dollars in millions)

(unaudited)

	Quarter Ended
	Apr. 2, 2009	Mar. 27, 2008(3)

EBITDA	$122.8	$123.7
Net loss on disposal and impairment of operating assets	5.4	2.2
Share-based compensation expense	1.6	1.4
Joint venture employee compensation	—	0.2
Loss on debt extinguishment	—	3.0
Other, net	0.2	0.6
Adjusted EBITDA(2)	$130.0	$131.1

Free Cash Flow

(dollars in millions)

(unaudited)

	Quarter Ended
	Apr. 2, 2009	Mar. 27, 2008

Net cash provided by operating activities	$88.4	$71.2
Capital expenditures	(27.9)	(24.8)
Proceeds from asset sales	0.4	—
Free cash flow(2)	$60.9	$46.4

Reconciliation to Diluted Earnings Per Share and Net Income

(dollars in millions, except per share data)

(unaudited)

	Quarter Ended
	Apr. 2, 2009	Mar. 27, 2008(3)

Net income	$21.3	$27.5
Loss on debt extinguishment, net of related tax effects	—	1.8
Net income, excluding loss on debt extinguishment	$21.3	$29.3

Weighted average number of diluted shares outstanding	154.1	158.5

Adjusted earnings per diluted share(1)	$0.14	$0.18
Diluted earnings per share	$0.14	$0.17

(1)          We have included adjusted earnings per diluted share (net income, excluding loss on debt extinguishment, net of related tax effects, divided by weighted average number of diluted shares outstanding) because we believe it provides investors with a useful industry comparative and is a financial measure used by management to assess the performance of our Company.

(2)          Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization expense, net loss on disposal and impairment of operating assets, share-based compensation expense, joint venture employee compensation, loss on debt extinguishment and other, net) was approximately $130.0 million for the quarter ended April 2, 2009.  We believe EBITDA, Adjusted EBITDA and Free Cash Flow provide useful measures of cash flows from operations for our investors because EBITDA, Adjusted EBITDA and Free Cash Flow are industry comparative measures of cash flows generated by our operations and because they are financial measures used by management to assess the liquidity of our Company.  EBITDA, Adjusted EBITDA and Free Cash Flow are not measurements of liquidity under U.S. generally accepted accounting principles and should not be considered in isolation or construed as a substitute for other operations data or cash flow data prepared in accordance with U.S. generally accepted accounting principles for purposes of analyzing our liquidity.  In addition, not all funds depicted by EBITDA, Adjusted EBITDA and Free Cash Flow are available for management’s discretionary use.  For example, a portion of such funds are subject to contractual restrictions and functional requirements to pay debt service, fund necessary capital expenditures and meet other commitments from time to time as described in more detail in the Company’s 2008 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2009.  EBITDA, Adjusted EBITDA and Free Cash Flow, as calculated, may not be comparable to similarly titled measures reported by other companies.

(3)          Effective January 2, 2009, we retrospectively adopted the provisions of FASB Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement) (“FSP 14-1”).  Our 6¼% Convertible Senior Notes and the 3¾% Convertible Senior Notes are within the scope of FSP 14-1; therefore, we were required to retrospectively record the debt portions of the 6¼% Convertible Senior Notes and the 3¾% Convertible Senior Notes at their fair values as of the respective dates of issuance and amortize the related debt discount into interest expense over the life of each debt instrument during the periods in which the debt instruments are outstanding.

During the quarter ended March 27, 2008, we retrospectively recorded approximately $1.1 million of non-cash interest expense (amortization of debt discount) for the 6¼% Convertible Senior Notes and the 3¾% Convertible Senior Notes. In addition, for the quarter ended March 27, 2008, amounts previously recorded for loss on debt extinguishment and provision for income taxes were retrospectively adjusted by $(49.8) million and $18.2 million, respectively.  The resulting increase to net income from the adoption of FSP 14-1 was approximately $30.5 million for the quarter ended March 27, 2008.  In addition, the unaudited consolidated summary balance sheet information as of January 1, 2009 presented herein has been retrospectively adjusted to give effect to the adoption of FSP 14-1 as follows:

	As of January 1, 2009 (Previously Reported)	Impact of FSP 14-1	As of January 1, 2009 (As Revised for FSP 14-1)
	(in millions)
Total assets	$2,599.5	$(3.7)	$2,595.8
Total debt	2,014.4	(9.5)	2,004.9
Total stockholders’deficit	(241.3)	5.8	(235.5)